UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 13, 2010 (December 9, 2010)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

As previously disclosed in our Current Report on Form 8-K filed on November 19, 2010, the Company announced that James R. Thomas had resigned from the Audit Committee of the Company’s Board of Directors upon his appointment as Company Chief Financial Officer on November 18, 2010. As a result of Mr. Thomas’ resignation, the composition of the Company’s Audit Committee was reduced from three members to two members.

Nasdaq’s Marketplace Rule 5605 requires, among other things, that the Company’s Audit Committee have at least three members. On December 9, 2010, the Company received a letter from the Nasdaq Listing Qualifications Department indicating that the Company was not in compliance with Nasdaq Marketplace Rule 5605 with respect to audit committee composition requirements as a result of Mr. Thomas’ resignation on November 18, 2010. Consistent with Marketplace Rule 5605(c)(4)(A), Nasdaq will provide the Company with a cure period to regain compliance. The cure period runs until the earlier of November 18, 2011 or the Company’s next annual meeting of stockholders. If the Company’s annual meeting of stockholders is held before May 17, 2011, then compliance with the listing standard must be achieved no later than May 17, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 13, 2010	TRIMERIS, INC.

	By:	/s/ Martin A. Mattingly
Martin A. Mattingly
Chief Executive Officer